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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 10, 1999

                              QUANTUM CORPORATION

            (Exact name of registrant as specified in its charter)

             DELAWARE                    0-12390               96-2665054
     (State of incorporation)   (Commission File Number)     (IRS Employer
                                                             Identification No.)

              500 McCARTHY BOULEVARD, MILPITAS, CALIFORNIA 95035

            (Address of principal executive offices of Registrant)

                                (408) 894-4000
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS CURRENT REPORT ON FORM 8-K (THE "REPORT") CONTAINS FORWARD-LOOKING STATEMENTS THAT KNOWN AND UNKNOWN INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, SEE THE SECTION ENTITLED "RISK FACTORS" IN THE PROXY STATEMENT/PROSPECTUS FILED AS PART OF THE REGISTRATION STATEMENT ON FORM S-4 (NO. 333-84883) DECLARED EFFECTIVE BY THE SEC ON AUGUST 10, 1998.

Defiant Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), which was a wholly owned subsidiary of Quantum Corporation, a Delaware corporation ("Quantum"), was merged with and into Meridian Data, Inc., a Delaware corporation ("Meridian"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 10, 1999, among Quantum, Merger Sub, and Meridian (the "Agreement"). The terms of the Agreement were determined through arms' length negotiations between Quantum and Meridian.

The merger of Merger Sub with and into Meridian (the "Merger") became effective at the time of the filing of a Certificate of Merger with the Delaware Secretary of State on September 10, 1999 (the "Effective Time"). Approximately 62.5% of the shares of Meridian common stock ("Meridian Common Stock") outstanding and entitled to vote, approved the Agreement and the Merger.

Of the Meridian Common Stock eligible to vote on the Merger, approximately 0.2% voted against the Agreement and the Merger and approximately 0.1% abstained.

At the Effective Time: (i) Merger Sub ceased to exist; (ii) Meridian, as the surviving corporation in the Merger, became a wholly owned subsidiary of Quantum; and (iii) subject to the provisions of the Agreement relating to the payment of cash in lieu of fractional shares, each share of Meridian Common Stock outstanding immediately prior to the Effective Time was converted into the right to receive 0.4425 of a share Quantum--DSS & Storage System Group Common Stock and 0.22125 of a share of Quantum--Hard Disk Drive Group Common Stock.

In addition, pursuant to the Agreement, at the Effective Time, all rights with respect to Meridian options and warrants then outstanding, were converted into and became rights with respect to Quantum Common Stock, and Quantum assumed each such outstanding Meridian option and warrant in accordance with the terms of such option. By virtue of the assumption by Quantum of such Meridian options, from and after the Effective Time: (i) each Meridian option assumed by Quantum may be exercised solely for Quantum--DSS & Storage System Group Common Stock and Quantum--Hard Disk Drive Group Common Stock; (ii) the number of shares of Quantum--DSS & Storage System Group Common Stock subject to each such Meridian option is equal to the number of shares of Meridian Common Stock subject to such option immediately prior to the Effective Time multiplied by 0.4425 and the number of shares of Quantum--Hard Disk Drive Group Common Stock subject to each such Meridian option is equal to the number of shares of Meridian Common Stock subject to such option immediately prior to the Effective Time multiplied by 0.22125, in each case rounded down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share); and
(iii) the per share exercise price under each such Meridian option was adjusted by multiplying the per share exercise price under such Meridian option by 1.2068 and rounding up the nearest cent to determine the exercise price under such option with respect to the Quantum--Hard Disk Drive Group Common Stock subject to such Meridian option and by multiplying the per share exercise price under such Meridian option by 1.6565 and rounding up the nearest cent to determine the exercise price under such option with respect to the Quantum--DLT & Storage System Group Common Stock subject to such Meridian option.

The former stockholders of Meridian are receiving approximately 4,053,465 shares of Quantum--DSS & Storage System Group Common Stock and 2,026,732 shares of Quantum--Hard Disk Drive Group Common Stock pursuant to the Merger. In addition, shares of Meridian options were converted into and become rights with respect to approximately 629,656 shares of Quantum--DSS & Storage System Group Common Stock and 314,828 shares of Quantum--Hard Disk Drive Group Common Stock. With respect to the Meridian options, Quantum assumed each such option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which is it evidenced.

ITEM 5.  QUANTUM CORPORATION CLOSES MERGER WITH MERIDIAN DATA, INC.

On September 10, 1999 Quantum closed its merger with Meridian. A press release relating to closing of the merger is attached hereto as Exhibit 99.1.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)  Financial Statements of the Business Acquired

   (1) The required financial statements with respect to the acquired business referred to in Item 2 of this Report are incorporated by reference to such financial statements as filed with the Securities and Exchange Commission (the "Commission") by Meridian Data, Inc. ("Meridian") (Commission File Number 0-21200) in Meridian's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and in Meridian's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999.

   (b)  Pro Forma Financial Information

   Not required.

   (c)  Exhibits

EXHIBIT NO.    DESCRIPTION

2.1 Agreement and Plan of Merger and Reorganization, dated as of May 10, 1999, among Quantum Corporation, a Delaware Corporation, Defiant Acquisition Sub, Inc., a Delaware Corporation, and Meridian Data, Inc., a Delaware Corporation, (incorporated reference to Exhibit 2.1.1 to Registration Statement on Form S-4 (333-84883) filed with the Commission on August 10, 1999).

99.1           Press Release dated September 13, 1999 (filed herewith)
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             QUANTUM CORPORATION

Dated:  September 17, 1999         By:     /s/ Richard L. Clemmer
        ------------------         ---

                                        Richard L. Clemmer, Executive Vice
                                        President and Chief Financial Officer